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                                  Exhibit 4(b)

Form of Individual Immediate Variable Annuity Contract

Massachusetts Mutual Life Insurance Company
                       Springfield, Massachusetts
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
      ANNUITANT                                                                      AGE AND SEX


CONTRACT NUMBER                                                                      SINGLE PURCHASE PAYMENT
  DATE OF ISSUE                                                                      FIRST PAYMENT DATE
                    If the Annuitant is living on the First Annuity Payment
                    Date, Massachusetts Mutual Life Insurance Company will pay a variable life annuity. The annuity will consist of a series of variable payments to be paid to the Annuitant. Payments will begin on the First Annuity Payment Date and continue as long as the Annuitant lives. In no case will payments be
                    made for less than the Guaranteed Period. Payments will be subject to all provisions of this contract.

                    The annual rate of return earned on the assets of the Separate Account must be equal to or exceed 4.23% for the variable payments not to decrease.

                    This Contract is issued by the Company at its Home Office, 1295 State Street, Springfield, Massachusetts, 01111-0001, on the date of issue. It is a legal contract between the contract owner and the insurer.
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                                   READ YOUR POLICY CAREFULLY

                          SECRETARY                           PRESIDENT

                                            REGISTRAR

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SUMMARY OF REQUIRED PROVISIONS
AND OTHER CONTRACT OWNER RIGHTS

The owner of this contract has exclusive rights to assign this contract and receive every benefit provided. The owner also has exclusive rights to exercise every right, privilege and option this contract grants or that we allow. The owner has these rights while the annuitant is alive, unless otherwise provided in this contract. For example the owner may:

 . Change the owner or beneficiary. (Change of Owner and Beneficiary, page 5.)
 . Instruct the Company how to vote at meetings of the Fund shareholders. (Voting
  Rights page 8.)

To exercise any of these rights, communicate with the Company's nearest representative or directly with the Annuity Service Center. Please notify the Annuity Service Center promptly of any change of address of the Owner or the Annuitant.

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      PANORAMA SINGLE PURCHASE PAYMENT IMMEDIATE VARIABLE ANNUITY CONTRACT
    Variable Life Annuity with Guaranteed Period, if any, as Stated on Page 3
                                  Participating

             ANNUITY PAYMENTS PROVIDED BY THIS CONTRACT ARE VARIABLE
                AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT
P81-107A

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Page 2

                                  TABLE OF CONTENTS

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
             DEFINITIONS                                                             PAGE 5

             SEPARATE ACCOUNT                                                        PAGE 5

             OWNER AND BENEFICIARY                                                   PAGE 5
                 Owner, Beneficiary, Change of Owner or Beneficiary

             PURCHASE PAYMENT                                                        PAGE 5

             DIVIDENDS                                                               PAGE 5

             ANNUITY UNITS AND VALUATION PROVISIONS                                  PAGE 5-6
                 Net Purchase Payment, Application of Net Purchase Payment,
                   Annuity Units and Payments, Net Investment Factor

             GENERAL PROVISIONS                                                      PAGE 6
                 Incontestability, Age and Sex, Assignment or Transfers of the
                  Contract, The Contract, Payment of Benefits, Voting Rights,
                  Guarantees, Insulation
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                                                                        P81-107A

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                                SPECIFICATIONS

ANNUITANT                                    AGE AND SEX
 CONTRACT NUMBER                                     SINGLE PURCHASE PAYMENT
     DATE OF ISSUE                                   FIRST PAYMENT DATE

OWNER

BENEFICIARY

                        BENEFITS AND PURCHASE PAYMENTS
                        ------------------------------

ANNUAL PURCHASE PAYMENT:

PAYABLE TO MATURITY DATE OR UNTIL PRIOR DEATH OF THE ANNUITANT.

                    ENDORSEMENT RESTRICTING TRANSFERABILITY
                    ---------------------------------------

ANYTHING IN THIS CONTRACT TO THE CONTRARY NOTWITHSTANDING, IF THE CONTRACT OWNER IS OTHER THAN THE TRUSTEE OF A TRUST ESTABLISHED UNDER SECTION 401 OF THE INTERNAL REVENUE CODE OF 1954, AS AMENDED, IT MAY NOT BE SOLD, ASSIGNED, DISCOUNTED, OR PLEDGED AS COLLATERAL FOR A LOAN OR AS SECURITY FOR THE PERFORMANCE OF AN OBLIGATION OR FOR ANY OTHER PURPOSE, TO ANY PERSON OTHER THAN THIS COMPANY.

CONTRACT YEARS, MONTHS AND ANNIVERSARIES ARE COMPUTED FROM THE CONTRACT DATE.

                                    PAGE 3

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DEFINITIONS
YOU, YOUR-Use of the words "you" or "your" in this contract refers to the owner.
WE, OUR, US-Use of the words "we", "our", or "us" in this contract refers to
 Massachusetts Mutual Life Insurance Company and our Annuity Service Center. VALUATION DATE-means any date the New York Stock Exchange is open for business and the Separate Account is valued.
VALUATION PERIOD-means the period beginning on the day following any Valuation
 Date and ending on the next Valuation Date. It may be one day or more than one day.
ANNUITY UNIT-means a unit used to determine the amount of each life annuity payment. CONTRACT YEAR-means the period from one contract anniversary to the next.
DUE PROOF OF DEATH-means one of the following:
 (a) A copy of a certified Death Certificate.
 (b) A copy of a certified decree of a court of competent jurisdiction as to the finding of death.
 (c) A written statement by a medical doctor who attended the deceased.
 (d) Any other proof satisfactory to us.
FUND-means the investment company or companies in which the Separate Account assets are invested.
WRITTEN REQUEST-means a request in writing in a form satisfactory to us and mailed or delivered to our Annuity Service Center.
ANNUITY SERVICE CENTER-The office to which notices and requests should be sent.
 You will be notified in writing if the address. You will be notified in writing of the address.

SEPARATE ACCOUNT
Under this contract, Separate Account means a segregated investment account or accounts established by the company under Connecticut Law. There will be several sub-accounts within the Separate Account covered by this contract. Assets of each sub-account will be invested in Fund shares. We reserve the right to change investment companies or to substitute other investments for Fund shares. The single purchase payment may be placed in any one sub-account or distributed among various sub-accounts. You may, by written request, choose any allocation you wish.

OWNER AND BENEFICIARY

Owner
The owner or owners named under this contract may die. If so, the owner will be the executor or administrator of the last owner to die. This assumes this contract does not provide otherwise.

Beneficiary
The beneficiary or beneficiaries named under this contract may die before the annuitant. If so, the beneficiary will be the executor or administrator of the annuitant. This assumes this contract does not provide otherwise.

Change of Owner or Beneficiary
While the annuitant is alive, you can change the owner or beneficiary by written request.

 . The change will take effect on the date you sign the request. The annuitant does not have to be living when we receive the request at our Annuity Service Center for the change to be effective. The change will be subject to any payment made or actions taken by us before receiving the request.

PURCHASE PAYMENT
This contract is made in consideration of the application and the payment of the single purchase payment.
 . The single purchase payment is due on the date of issue of this contract.

DIVIDENDS
While this contract is in force, we will credit it with dividends. Dividends are based on such shares of the divisible surplus (if any) as we may apportion at the end of each contract year.
 . We expect that any contribution to divisible surplus by this

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  contract (thus making it eligible for dividend credit) will arise in later contract years.
  . Any dividends will be of modest amount.
  . We will pay dividends in cash to you.

  ANNUITY UNITS AND VALUATION PROVISIONS
  Net Purchase Payment
  The net purchase payment will equal a percentage of the balance of the single purchase payment after deducting a $70 policy fee and any applicable premium taxes.

            Balance of Single
           Purchase of Payment            Percentage
  First $10,000                              97%
  Next $90,000                               98%
  Excess over $100,000                       99%

  Application of the Net Purchase Payment
  . We will apply each net purchase payment received at our Annuity Service
    Center to provide annuity units in one or more sub-accounts. This will be done in accordance with a written request from you.

Annuity Units and Payments
The dollar amount of annuity payments and the number of annuity units are determined as follows:
  . A purchase rate is used based on the Progressive Annuity Table and an interest rate of 3 1/2% per year.
  . Calculate the number of annuity units in each sub-account. Do this by dividing the product of the net purchase payment applied to a sub-account and the purchase rate by the value of one annuity unit in that sub-account on the issue date. This number of annuity units remains fixed for the life of the contract.
  . The amount of each annuity payment equals the product of the appropriate number of annuity units and the annuity unit values on the payment date. The amount of each payment may vary.
The purchase rates are calculated assuming births in the year 1900. The annuitants age is adjusted depending on his/her year of birth, as shown in the following chart.

         Year of Birth       Adjusted Age
       Before 1900           Actual Age + 1
       1900-1919             Actual Age
       1920-1939             Actual Age - 1
       1940-1959             Actual Age - 2
       1960-1979             Actual Age - 3


  . Adjustments for years of birth after 1979 will be made in a manner consistent with the above.

  Annuity Unit Value
  . The value of an annuity unit in each sub-account on any valuation date is determined as follows:
    1) Multiply the net investment factor for the valuation period just ended by the value of the annuity unit on the preceding valuation date.
    2) Divide the result in (1) by an interest factor. The interest factor equals 1.00 plus the interest rate for the number of days since the preceding valuation date. Interest is based on an effective annual rate of 3 1/2%.
  . The dollar value of an annuity unit may change from one valuation date to the next.
  . The value of an annuity unit on any date other than a valuation date is equal to its value on the succeeding valuation date.

  Net Investment Factor
  A net investment factor has to be calculated for each sub-account. We compute the net investment factor for a sub-account as follows:
    1) We determine the net asset value per share at the end of the valuation period for the fund in which the sub-account assets are invested.
    2) We add to (1) the amount per fund share of any dividend or capital gain distribution made by the fund if the ex-dividend date occurs during the valuation period.

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Page 6

  3) We subtract from (2) the reserve per fund share for taxes on realized and unrealized capital gains of the sub-account. We will add a credit to item
     (2) for capital losses (realized and unrealized).
  4) We divide the result in (3) by the net asset value per fund share at the beginning of the valuation period less the reserve for taxes per fund share at that time.
  5) We subtract from (4) an amount not to exceed .000020 for each day of the valuation period.

Transfer of Annuity Units
You may transfer all or a portion of the annuity units among one or more sub-accounts. The amount transferred will be calculated as described below:
  a) We will determine, from the first sub-account, the dollar value of the next annuity payment on its due date.
  b) We will multiply the value in (a) by the percentage of the annuity units to be transferred.
  c) We will then credit you with the number of annuity units in the sub-account to which the transfer is being made which will give an equal dollar value for the next annuity payment.
The equivalent number of annuity units equal to the dollar value of the next annuity payment will be cancelled from the original sub-account. Subsequent payments will reflect the changes in annuity units in each sub-account. Only one such transfer may be made each calendar year.

GENERAL PROVISIONS

Incontestability
We cannot contest this contract after it has been in force during the lifetime of the annuitant for a period of two years from the date of issue.

Age and Sex
If the annuitant's age or sex has been misstated, we will adjust the amount payable under this contract. It will be the amount the purchase payment would have purchased using the correct age and sex. The adjustment will be based on the rates for this contract in effect on the date of issue.
 . Any overpayments we make on account of misstatement of age or sex will be charged against the current or next succeeding payments to be made by us.
 . Any underpayments we make on account of misstatement of age or sex will be paid to whomever is entitled.

Assignment or Transfer of the Contract
 . Written notice of the terms of a transfer or a copy of an assignment must be filed at our Annuity Service Center. Until we receive such notice, we will not be required to take notice of or be responsible for any transfer of interest in this contract by an assignment, agreement or otherwise.
We will not be responsible for the validity of any assignments.
 . Any assignment made after the annuitant's death will be valid only with our consent.

The Contract
This contract and the application constitute the entire contract. A copy of the application is attached to and made a part of this contract.
 . All statements in the application will be deemed representations and not warranties.
 . No statement will be used to void this contract or to defend against a claim under it unless contained in the application.
 . Our agents cannot alter or modify any of the terms of this contract. They cannot waive any of its provisions.

Payment of Benefits
 . All sums payable by us under this contract are payable only at our Annuity
  Service Center.
 . If any variable payment is less than $20.00, we may change the payment basis to equivalent quarterly, semi-annual or annual payments.
 . In any settlement, we may require that this contract be returned to our Annuity Service Center.

Voting Rights
To the extent required to permit this contract to qualify under the Investment Company Act of 1940 of the United States (and any subsequent amendments), you have the right to instruct us how to vote the Fund shares underlying annuity units you have in any sub-account.

Guarantees
Annuity payments under this contract will not be adversely affected by actual mortality and expense experience of the Separate Account.

Insulation

                                      40
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The portion of the assets of the Separate Account equal to the reserve and other liabilities of the Separate Account will not be charged with liabilities arising out of any other business we may conduct.

Death of the Annuitant
 . The annuitant may die before payments have been made for the Guaranteed
  Period. If so, we will continue payments to the beneficiary for the balance of such Guaranteed Period. Payments will be continued upon receipt of due proof of the annuitant's death.
 . The annuitant and all beneficiaries may die before payments have been made for the Guaranteed Period. If so, we will pay the commuted value of the current dollar amount of the remaining payments certain to the executors or administrators of the last to die of the annuitant and all beneficiaries. Payment will be made at the time due proof of such death is received at our Annuity Service Center. The commuted value will be calculated at 3 1/2% interest compounded annually.

                                                                        P81-107A

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